EXHIBIT 99.1

CONTACTS: Suzanne Herrick, Fedoruk & Associates, Inc., 612-247-3079, suzanne@fedorukinc.com

                         Nello Gonfiantini, Diego Pellicer Worldwide, Inc., 775-690-2188, nello@diego-pellicer.com

WEBSITE:      www.diego-pellicer.com

Diego Pellicer Worldwide, Inc. Appoints Nello Gonfiantini As Chief Executive Officer

Gonfiantini most qualified to lead Diego Pellicer Worldwide, Inc. during its next phase of growth; Company veteran Christopher Strachan joins the board of directors.

RENO, Nev. (Nov. 1, 2019) – Diego Pellicer Worldwide, Inc. (OTCQB: DPWW) the premium marijuana brand and retail development company, today announced that Nello Gonfiantini has been named chief executive officer (CEO), replacing outgoing CEO Ron Throgmartin. In addition, Chief Financial Officer Christopher Strachan has joined the board of directors.

As CEO, Gonfiantini brings leadership to Diego’s expanding retail and business opportunities including the company’s plans to acquire more retail locations, cultivation facilities and a marijuana infused product facility in Denver.

“As Diego’s business model has evolved, so is the company’s leadership, charting a course in direct cannabis operations and ownership,” said Nello Gonfiantini, chief executive officer of Diego Pellicer Worldwide, Inc. “I look forward to driving maximum value for the company in my new role during this next phase of growth.”

Proven Track Record of Growth

A forward-thinking leader in business including financial services, banking, real estate investment and emerging growth companies, Gonfiantini joined Diego Pellicer Worldwide, Inc. in 2016 first as a consultant. He was brought onboard as vice president of real estate in 2017 and was named chief strategy officer and to the board of directors in 2018. Gonfiantini assumed the additional responsibility of chief operating officer earlier this year.

Gonfiantini’s vision in the lending, banking and real estate industries, led to the founding of a successful bank, financial and capital investment organizations including Home Federal Savings Bank of Nevada and Specialty Mortgage Trust, Inc., a real estate investment trust. In 2015, he formed Crystal Bay Financial which assists corporate and real estate clients in finding solutions to complex and multifaceted financial challenges. Gonfiantini holds a BSBA Cum Laude and an MBA from the University of Denver.

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Diego Pellicer Worldwide, Inc. News / Page Two

Strachan Joins Board of Directors

Christopher Strachan is an accomplished CFO, CEO and manager with 30 years in corporate operations, marketing, securities, finance and 20 years of executive management experience. He has worked largely with developing and startup corporations. Strachan joined Diego Pellicer Worldwide, Inc. as its chief financial officer in February 2016.

For the past five years, Strachan has served as president of Helisports L.L.C., a business development consulting company. He served as CEO of Rhodes Architectural Stone from 2011 to 2012 and the director of marketing and sales at Glasair Aviation from 2012 to 2014. From 2009 to 2001, Strachan was the director of flight operations and R&D at RotorWay Helicopters. Strachan received a Bachelor of Science degree in accounting and economics from the University of the Witwatersrand, Johannesburg, South Africa, participated in the Professional Pilot Program at Salt Lake Community College and attended Brigham Young University, studying International Finance.

About Diego Pellicer Worldwide, Inc. (OTCQB: DPWW)

Diego Pellicer Worldwide, Inc. is the premium marijuana brand, retail and management company. In addition to its branded locations in Colorado, the company actively seeks to develop and manage high-end, turnkey cannabis retail stores and grow facilities. When federally legal, DPWW is positioned to become a national, vertically integrated cannabis company. To learn more about how to become a branded Diego Pellicer retailer, cultivator or investor visit www.Diego-Pellicer.com.

Safe Harbor Statement

Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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